UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 31, 2011
Date of Report (Date of earliest event reported)

Petron Energy II, Inc.
(Exact name of registrant as specified in its charter)

Restaurant Concepts of America Inc.
(Former name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960
Dallas, Texas 75252
(Address of principal executive offices)

4300 Quinlan Park Road, Suite 105
Austin, Texas 78732
(Former address of principal executive offices)

(972) 272-8190
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2011, Petron Energy II, Inc. (formerly Restaurant Concepts of America Inc., prior to the effectiveness of the Amendment described below under Item 5.03)(the “Company,” “us” and “we”) entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”), which amended and modified the terms and conditions of the Asset Purchase Agreement we entered into with Petron Energy II, Inc., a Nevada corporation (which has since changed its name to Petron Energy Special Corp.)(“Petron”) and Floyd L. Smith, the controlling shareholder of Petron (which is currently our majority shareholder) and the current Chief Executive Officer, President and Director of the Company, on August, 12, 2011 (as amended and modified from time to time, the “Asset Purchase” or “Asset Purchase Agreement”).

The Second Amendment modified and amended the terms of the Asset Purchase to provide for the immediate purchase, effective as of the date the Second Amendment was entered into, of all of the oil and gas equipment owned by Petron including pumping units, oil and gas separators, stock tanks, gas compressors, pumps, tubing and rods (collectively the “Equipment”) in consideration for 3,000,000 restricted shares of the Company’s common stock (the “Equipment Shares”).  The issuance of the Equipment Shares will decrease the total shares due to Petron in consideration for the acquisition of Petron’s assets at the closing of the Asset Purchase to 17,000,000 shares (previously 20,000,000 shares were due at closing for all of Petron’s assets including the Equipment).  Readers should note that all of the share amounts disclosed throughout this Report retroactively take into account the affects of the Amendment and Forward Split, described below under Item 5.03.

The Second Amendment also provided for the extension of the required closing date of the Asset Purchase to October 15, 2011, which date the parties have verbally agreed to further extend, and the immediate assumption by the Company and the assignment by Petron to the Company (collectively the “Assumption”) of the following agreements in partial consideration for the acquisition of the Equipment:

•
A Management Services Agreement with ASL Energy Corp. (“ASL Energy”), which has a five year term, provides for ASL Energy to provide management and consulting services to Petron (the Company following the Assumption); provides for the right for ASL Energy and Petron (the Company following the Assumption) to enter into Joint Venture Agreements regarding the purchase of oil and gas interests; provides for ASL Energy to be paid $8,000 per month during the term of the agreement and the right to receive the Series A Preferred Stock (described below) to be issued to Mr. Smith, in connection with the Assignment Rights (defined below); and

•
An Asset Acquisition Agreement, pursuant to which Petron (the Company following the Assumption) agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, upon the mutual agreement of final closing agreements, in aggregate consideration for shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the trading price of the Company’s common stock on the date converted; votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock; provides for the automatic conversion into shares of the Company’s common stock in two tranches; and provides for such converted shares to be subject to a lock-up agreement.  It is also anticipated that the shareholders receiving the convertible preferred stock described above will also receive warrants to purchase an aggregate of 11,820,000 shares of the Company’s common stock with an exercise price of $0.08 per share.

Effective August 31, 2011, the Company entered into an Executive Employment Agreement with Floyd L. Smith.  Pursuant to the employment agreement, Mr. Smith agreed to serve as President and Chief Executive Officer of the Company for a term of five years, renewable thereafter for additional one year periods if not terminated by either party, and we agreed to provide Mr. Smith consideration of $200,000 per year; reimbursement for reasonable business expenses; the ability to earn a yearly bonus in the sole discretion of the Board of Directors of the Company; co-investment rights, providing Mr. Smith the right to participate in the amount of up to 20% of any acquisition, transaction or funding undertaken by the Company during the term of the employment agreement; stock options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with cashless exercise rights and a five year term, which vested immediately upon the parties’ entry into the employment agreement; and 1,000 shares of Series A Preferred Stock which provide him Super Majority Voting Rights (described in greater detail below under Item 5.03).

The employment agreement includes a non-competition provision, prohibiting Mr. Smith from competing against the Company in Texas, Louisiana, Oklahoma or New Mexico for a term of 12 months following the termination of the employment agreement.

The employment agreement can be terminated by the Company for cause (as defined in the agreement), without cause, or by Mr. Smith for good reason (as defined in the agreement) or without good reason.  If the employment agreement is terminated due to Mr. Smith’s death, disability, with cause by the Company or without good reason by Mr. Smith, he is due the consideration earned by him up until the date of termination of the agreement.  If the employment agreement is terminated by the Company without cause or by Mr. Smith for good reason, Mr. Smith is due the consideration earned by him up until the date of termination, plus the lesser of six months of salary due to Mr. Smith under the employment agreement and the remaining amount of consideration due pursuant to the terms of the employment agreement in a lump sum.

Mr. Smith also agreed to assign the Company rights to any intellectual property and inventions which he creates or conceives during the term of the employment agreement relating to the Company’s business pursuant to the employment agreement.

On September 28, 2011, the Company entered into two Oil and Gas Leases and obtained rights to conduct oil and gas exploration and production activities on an aggregate of 320 acres (160 acres pursuant to each lease) located in Wagoner County, Oklahoma (the “Wagoner County Leases”).  Pursuant to the lease agreements, we agreed to pay the lessees under each of the leases total consideration for such lease rights consisting of $10 at the time of the entry into the agreements and (a) 3/16th of all oil produced from the leased property; (b) 3/16th of all gas of whatever nature or kind produced or sold from the leased property; (c) 3/16th of the gross proceeds, from the mouth of the well, of any gas produced from any oil well and used to manufacture gasoline; and (d) certain other nominal fees, during the period any well is shut-in.  The leases have a term of one (1) year, provided that they continue in effect thereafter for so long as oil or gas is produced on such leases by the Company, if any.

In connection with the acquisition of the Equipment and the Wagoner County Leases, the Company changed its business focus to oil and gas exploration and production and related operations and ceased undertaking any restaurant related operations as were contemplated by its previous business plan.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described above, effective August 31, 2011, the Company acquired all of the Equipment of Petron in consideration for 3,000,000 restricted shares of common stock pursuant to and in connection with the Second Amendment.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described above in Item 1.01, pursuant to the Second Amendment, the Company agreed to issue 3,000,000 restricted shares of common stock to Petron in consideration for the acquisition of the Equipment.

As described above, pursuant to the Executive Employment Agreement with Floyd Smith, we agreed to grant Mr. Smith Stock Options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with a five year term and cashless exercise rights, which vested immediately to Mr. Smith.

As described above pursuant to the Executive Employment Agreement with Mr. Smith, we agreed to issue Mr. Smith 1,000 shares of our Series A Preferred Stock (which are described in greater detail below under Item 5.03).

In August 2011, the Company sold an aggregate of 6,462,900 shares of the Company’s restricted common stock to twelve “accredited investors” in private transactions for aggregate consideration of $387,774 or $0.06 per share in a private placement.

In September and October 2011, the Company sold an aggregate of 4,333,300 shares of the Company’s restricted common stock to nine “accredited investors” in private transactions for aggregate consideration of $259,998 or $0.06 per share.

Additionally, in connection with the Asset Purchase (defined above), Petron is currently taking steps to cancel 940,000,000 shares of common stock which it holds, which shares have not been cancelled to date.

We claim an exemption from registration afforded by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended since the foregoing issuances and grant did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances or grant and we paid no underwriting discounts or commissions.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As described below under Item 5.03, we adopted Series A Preferred Stock, which has such voting rights and privileges as set forth in greater detail below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective August 31, 2011, the Company entered into an Executive Employment Agreement with Floyd L. Smith.  Pursuant to the employment agreement, Mr. Smith agreed to serve as President and Chief Executive Officer of the Company for a term of five years, renewable thereafter for additional one year periods if not terminated by either party, and we agreed to provide Mr. Smith consideration of $200,000 per year; reimbursement for reasonable business expenses; the ability to earn a yearly bonus in the sole discretion of the Board of Directors of the Company; co-investment rights, providing Mr. Smith the right to participate in the amount of up to 20% of any acquisition, transaction or funding undertaken by the Company during the term of the employment agreement; stock options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with cashless exercise rights and a five year term, which vested immediately upon the parties’ entry into the employment agreement; and 1,000 shares of Series A Preferred Stock.

The designation of the 1,000 shares of Series A Preferred Stock was approved by the Company’s Board of Directors on September 7, 2011 and a Certificate of Designations reflecting such Series A Preferred Stock was filed with the Secretary of State of Nevada on September 8, 2011.  The Series A Preferred Stock provides the holder thereof, Floyd L. Smith, the right, voting separately as a class, to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Super Majority Voting Rights”).  For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock (currently only Mr. Smith), voting separately as a class, will have the right to vote an aggregate of 10,408,163 shares, out of a total number of 20,408,163 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

The Series A Preferred Stock also includes a provision which provides that in the event that Mr. Smith dies or becomes disabled within eighteen months of the issuance date of the Series A Preferred Stock to Mr. Smith, that ASL Energy Corp. and or its assigns shall have the right, with 61 days prior written notice to the Company to assume the ownership of and/or the rights associated with such shares of Series A Preferred Stock (the “Assignment Rights”).   Other than the Super Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

The shares of Series A Preferred stock were issued to Mr. Smith in connection with the entry into the Executive Employment Agreement described above.

Additionally, on September 7, 2011, the Company’s Board of Directors and then majority shareholder, Petron (which held approximately 98.9% of the Company’s outstanding shares of common stock and is controlled by Mr. Smith), approved the filing of a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation to affect (a) a name change of the Company to “Petron Energy II, Inc.”; (b) a forward stock split of the Company’s outstanding common stock in a ratio of 100:1 (the “Forward Split”); and (c) an increase in the Company’s authorized shares of stock to 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share; each effective as of October 15, 2011.

The Amendment was filed with the Secretary of State of Nevada on September 9, 2011 and the Amendment was made effective with FINRA at the open of business on October 17, 2011.  As a result of the Amendment, the Company’s trading symbol on the Over-The-Counter Bulletin Board changed to “RCNCD”, and the Company’s common stock will continue to trade under the symbol until thirty (30) business days after the date the Amendment became effective with FINRA, at which time we anticipate our symbol on the Over-The-Counter Bulletin Board changing in connection with the name change affected by the Amendment.  Assuming our symbol on the Over-The-Counter Bulletin Board changes in the future (other than back to “RCNC”) we anticipate filing a Form 8-K to announce and report such change.  The affects of the Forward Split have been retroactively reflected throughout this Report.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 7, 2011, the Company’s Board of Directors and then majority shareholder, Petron (which holds approximately 98.9% of the Company’s outstanding shares of common stock and is controlled by Mr. Smith), approved the filing of the Amendment with the Secretary of State of Nevada, which is described in greater detail above under Item 5.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

3.1*	Series A Preferred Stock Designation

3.2*	Certificate of Amendment to Articles of Incorporation

10.1(1)	Asset Purchase Agreement (Petron and the Company)

10.2(1)	First Amendment to Asset Purchase Agreement (Petron and the Company)

10.3*	Second Amendment to Asset Purchase Agreement (Petron and the Company)

10.4*	Executive Employment Agreement with Floyd L. Smith

10.5*	Common Stock Purchase Option

10.6*	Management Services Agreement (Petron and ASL, assumed by the Company)

10.7*	Asset Acquisition Agreement (Petron and ASL, assumed by the Company)

10.8*	Oil and Gas Lease – Wagoner, Oklahoma

10.9*	Oil and Gas Lease – Wagoner, Oklahoma

* Filed herewith.

(1) Filed as exhibits to the Company’s Form 8-K, filed with the Commission on August 16, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2011

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer